Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the reference in this Registration Statement on Form S-8, of our report dated October 13, 2010 with respect to our audit of the consolidated financial statements of NanoViricides, Inc. as of and for the years ended June 30, 2010 and 2009, which are incorporated by reference in this Registration Statement.

/s/ Li & Company, PC.
Li & Company, PC.
Certified Public Accountants

December 9, 2010
Skillman, New Jersey